UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2013

RiceBran Technologies
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Underwriting Agreement

On December 12, 2013, RiceBran Technologies (the “Company”) entered into an underwriting agreement  (the “Underwriting Agreement”) with Maxim Group LLC, as sole book-running manager and representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,714,286  shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), together with  warrants to purchase an aggregate of 1,714,286 shares of Common Stock at an exercise price equal to $6.55 per share (each a “Warrant” and collectively, the “Warrants”).  Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable in whole or in part at any time within 45 days of December 12, 2013, to purchase up to an aggregate of 257,143 shares of Common Stock and/or 257,143 Warrants to cover any over-allotments made by the Underwriters in the sale and distribution of the shares.  The shares of Common Stock and Warrants  are being offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333- 191448), as amended, which became effective on December 12, 2013.  The Common Stock will be sold at a purchase price of $5.24 per Share and the accompanying Warrant at $0.01 per Warrant.  After the underwriting discount and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $7.7 million, assuming no exercise of the over-allotment option.  The Offering closed on December 18, 2013.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  In addition, pursuant to the terms of the Underwriting Agreement, the Company and each of the Company’s directors, officers, and certain existing stockholders have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of twelve (12) months from the date of the final prospectus relating to the Offering (the “Final Prospectus”); provided, however, that at any time after the six month anniversary of the date of the Final Prospectus, the Underwriters may waive the restrictions in the lock-up agreement with respect to fifty percent (50%) of the securities subject to the lock-up; and provided further, that if the closing trading price of Company’s Common Stock on the date that a request is made after the six month anniversary of the Final Propsectus, is in excess of two hundred percent (200%) of the Offering price, then the Underwriters will waive the lock-up provisions with respect to fifty percent (50%) of the securities that are restricted in that lock-up agreement..

Pursuant to the Underwriting Agreement, we also agreed to issue to the Underwriters warrants (the “Representative’s Warrants”) to purchase up to a total of 98,571 shares of Common Stock (5% of the shares of Common Stock sold including the over allotment option).  The Warrants have a term of five years.  Pursuant to customary FINRA rules, the Representative’s Warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these Warrants or the securities underlying these Warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the Offering.

We have also agreed to pay the underwriters’ a non-accountable expense allowance relating to the Offering, including without limitation the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to $100,000.

In furtherance of the Offering, on December 18, 2013, the Company entered into a Warrant Agreement with American Transfer & Trust Company (“Warrant Agreement”) pursuant to which American Stock Transfer & Trust Company agrees to act as transfer agent with respect to the warrants for the Company.

A copy of the Underwriting Agreement and Warrant Aggrement are attached as Exhibit 1.1 and Exhibit 1.2 to this report, and is incorporated herein by reference.  The foregoing description of the material terms of the Underwriting Agreement and Warrant Aggrement does not purport to be complete and is qualified in its entirety by reference to such exhibit.  The provisions of the Underwriting Aggrement and Warrant Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

A registration statement on Form S-1 relating to the shares of Common Stock and Warrants offered by the Company was filed with the Securities and Exchange Commission and is effective.  The Final Prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov.  Copies of the Final Prospectus may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (800) 724-0761.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report.  The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 8.01	Other Events

NASDAQ Capital Market Listing of the Common Stock and Warrants

In connection with the Offering described above, the Common Stock and Warrants of the Company have begun trading on the NASDAQ Capital Market on December 13, 2013 under the trading symbols “RIBT” and “RIBTW”, respectively.  In connection with its listing on the NASDAQ Capital Market, the Company expects that its Common Stock will cease trading on the OTCBB.  A copy of a press release is attached hereto as Exhibit 99.1.

Closing of the Offering

In connection with the Offering described above, the Company issued a press release announcing the closing of the Offering. A copy of a press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated December 12, 2013, with Maxim Group, LLC, as representative of the several underwriters.

1.2	Warrant Agreement dated December 18, 2013, with RiceBran Technologies and American Stock Transfer & Trust Company.

99.1	Press release dated December 13, 2013, regarding pricing.

99.2	Press release dated December 18, 2013, regarding closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: December 18, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)